UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Transgenomic, Inc.

(Name of Registrant as Specified in Its Charter)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a letter from Transgenomic delivered to its stockholders on May 26, 2017.

Additional Information for Transgenomic Common Stockholders

In connection with the proposed merger, Transgenomic has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement relating to the approval of the merger agreement. The definitive proxy statement and this letter are not offers to sell Transgenomic securities and are not soliciting an offer to buy Transgenomic securities in any state where the offer and sale is not permitted.

The definitive proxy statement was mailed to stockholders of Transgenomic on May 15, 2017. TRANSGENOMIC URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Transgenomic through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC can also be obtained on Transgenomic’s website at www.transgenomic.com/ir/investor-information.

Transgenomic, Precipio Diagnostics, LLC and each of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transgenomic in connection with the merger. Information about the directors and executive officers of Transgenomic is set forth in Transgenomic’s proxy statement filed with the SEC on April 29, 2016 in connection with its annual meeting, and in Transgenomic’s definitive proxy statement filed with the SEC on May 12, 2017 in connection with the proposed merger. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive proxy statement regarding the proposed transaction.

Forward-Looking Statements

Certain statements in this letter constitute “forward-looking statements” of Transgenomic, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of Transgenomic to grow its involvement in the diagnostic products and services markets, expectations regarding new clients, projects and prospects, and MX-ICP’s ability to accelerate Transgenomic’s growth and generate revenue. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the SEC. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this letter is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

May 26, 2017

Dear Fellow Stockholder:

We have previously sent to you proxy material for the upcoming special meeting of stockholders of Transgenomic, Inc. to be held on June 5, 2017. Your Board of Directors recommends that stockholders vote FOR all items on the agenda.

Your vote is important, no matter how many or how few shares you may own. Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Thank you for your cooperation.

Very truly yours,

Paul Kinnon

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

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